Exhibit 10.21

STANCORP FINANCIAL GROUP, INC.

DEFERRED COMPENSATION PLAN FOR SENIOR OFFICERS

SECOND AMENDMENT

WHEREAS, StanCorp Financial Group, Inc. (“Employer”) has adopted the StanCorp Financial Group, Inc. Deferred Compensation Plan for Senior Officers (“Plan”) which became effective January 1, 1976, and which was most recently restated effective January 1, 2008; and

WHEREAS, the Employer has the authority to amend the Plan pursuant to Section 6.03 of the Plan; and

WHEREAS, the Employer, by and through its Board of Directors, has delegated to its Chief Executive Officer the authority to appoint one or more individuals to control and/or manage Plan operation and administration which includes reviewing and deciding benefit claims and appeals under the Plan;

NOW, THEREFORE, the Plan is amended such that the Employer’s Director, Compensation and Benefits shall be responsible for managing Plan operation and administration which includes reviewing and deciding benefit claims and appeals under the Plan. If the position with the title of Director, Compensation and Benefits ceases to exist, then these responsibilities shall be delegated to the individual whose responsibilities most closely resemble the responsibilities of the Director, Compensation and Benefits.

This Amendment shall be effective July 11, 2013.

STANCORP FINANCIAL GROUP, INC.

By:
(Signature)

J. Greg Ness
(Print or Type Name)

Title:	Chief Executive Officer

Date Signed: